UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd., Fourth Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 12, 2020, Assembly Biosciences, Inc. (the “Company”) received notice from AbbVie Inc. (“AbbVie”) that AbbVie has decided to terminate the Company’s Research, Development, Collaboration and License Agreement (the “Collaboration Agreement”) with Allergan Pharmaceuticals International Limited (“Allergan”) to develop and commercialize select microbiome gastrointestinal programs. AbbVie’s decision to terminate the Collaboration Agreement was a strategic portfolio decision and unrelated to any efficacy, safety, or other data related to the collaboration program. The termination of the Collaboration Agreement will be effective 120 days following the notice of termination on October 10, 2020.

Pursuant to the terms of the Collaboration Agreement, Allergan paid the Company an upfront payment of $50.0 million in February 2017. Additionally, the Company was eligible to receive up to approximately $631.0 million in payments related to seven development milestones and up to approximately $2.14 billion in payments related to 12 commercial development and sales milestones in connection with the successful development and commercialization of licensed compounds for up to six different indications. The Company had agreed with Allergan to share development costs up to an aggregate of $75.0 million through proof-of-concept (POC) studies on a ⅓, ⅔ basis, respectively, and Allergan had agreed to assume all post-POC development costs. Additionally, the Company had an option to co-promote the licensed programs in the United States and China, subject to certain conditions set forth in the Collaboration Agreement. This summary is qualified in its entirety by reference to the full text of the Collaboration Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2017, and is incorporated by reference herein.

As a result of the termination of the Collaboration Agreement, the Company will regain worldwide rights to all microbiome gastrointestinal programs licensed under the Collaboration Agreement, including ABI-M201, which is currently being evaluated in a multi-center, randomized, placebo-controlled Phase 1b trial in patients with mild to moderate ulcerative colitis, and ABI-M301, which is a preclinical program for Crohn’s disease.

A copy of the press release announcing the termination of the Collaboration Agreement is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 18, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: June 18, 2020	By:	/s/ Jason A. Okazaki
Jason A. Okazaki
Chief Legal and Business Officer

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